EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ALYST ACQUISITION CORP. APPOINTS STEPHEN J. DEGROAT AS AN INDEPENDENT DIRECTOR

NEW YORK, Jan. 26 /PRNewswire-FirstCall/ -- Alyst Acquisition Corp. (AMEX: AYA), a special purpose acquisition company (“Alyst”), has confirmed that on January 20, 2009, Paul Levy, one of Alyst’s independent directors resigned for personal reasons.  There was no disagreement between Alyst and Mr. Levy that led to his resignation.

On January 23, 2009, Alyst’s board of directors (the “Board”) appointed Stephen J. DeGroat to Alyst’s Board as an independent director.  Mr. DeGroat is a managing director with Channel Capital, LLC an information services company and broker dealer in New York City. Channel Capital operates HedgeFund.Net, Private EquityCentral.Net and CapDial.Net.  Mr. DeGroat is the former chairman and chief executive officer of Jesup & Lamont and  began his career on Wall Street in 1984. In 2002, Mr. DeGroat, along with Apex Venture Partners, acquired Jesup & Lamont.  As chairman of that firm, Mr. DeGroat built a team that focused primarily on developing the infrastructure and capabilities to complete PIPE and SPAC transactions, including Media & Entertainment Holdings and Alyst. In 2006, DeGroat sold Jesup & Lamont to Empire Financial Holding and resigned his position as chairman of Jesup & Lamont in early 2008.  Mr. DeGroat graduated from Fordham College with a B.A. in Economics. He has served as a director of public companies, including Patterson-UTI (PTEN).

Alyst also confirms that Michael E. Weksel, Alyst’s Chief Financial Officer, Chief Operating Officer, Secretary and Director, has been appointed by China Networks Media, Ltd. (Alyst’s merger partner) to serve as its chief financial officer.  Mr. Weksel will continue to serve Alyst in his current capacities and is expected post-merger to serve as chief financial officer of the surviving entity, China Networks International Holdings, Ltd. (“CNIH”), currently a wholly-owned British Virgin Islands subsidiary of Alyst.

Alyst issued a press release on August 18, 2008, announcing it had entered into an agreement and plan of merger to acquire all of the issued and outstanding shares of China Networks Media, Ltd., which owns and is acquiring broadcast television advertising rights in the People’s Republic of China. As part of the transaction, Alyst proposes to redomesticate to the British Virgin Islands by means of merging with its wholly-owned subsidiary, CNIH, immediately prior to consummating its transaction with China Networks Media, Ltd.  Alyst expects to file with the SEC a preliminary proxy statement and registration statement on Form S-4 in connection with the proposed merger.

About Alyst

Alyst is a special purpose acquisition company formed in August 2006 for the purpose of acquiring, through a merger, asset acquisition or other similar business combination, an operating business. In July 2007, Alyst raised approximately $63.2 million from the issuance of its common stock and warrants. Alyst has until June 29, 2009 to complete a business combination. Alyst's principal offices are in New York City.

Safe Harbor Statement

Stockholders of Alyst are advised to read, when available, Alyst's preliminary proxy statement and Alyst's definitive proxy statement in connection with Alyst's solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Once filed, stockholders will be able to obtain a copy of the definitive proxy statement and any other relevant filed documents for free at the SEC's website (http://www.sec.gov). These documents will also be available for free, once filed, from Alyst by directing a request to 233 East 69th Street, # 6J, New York, New York 10021.

In connection with the transaction, CNIH will file with the SEC a registration statement on Form S-4. The stockholders of Alyst are also urged to read the registration statement, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about Alyst, CNIH and the proposed transaction.

Alyst and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Alyst stockholders to be held to approve, among other things, the acquisition of all of the issued and outstanding shares of China Networks Media, Ltd.. Information regarding Alyst's directors and executive officers is available in its filings with the SEC and such information will be available in the proxy statements. No person other than Alyst has been authorized to give any information or to make any representations on behalf of Alyst or China Networks Media, Ltd. in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Alyst.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Alyst and China Networks Media, Ltd. and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words "believes," "expects," "intends," "may," "will," "should" or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Alyst's and China Networks Media, Ltd.'s management and are subject to risks and uncertainties which could cause actual results to differ from the forward- looking statements.

Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Alyst undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Further Information, please contact:

Alyst Acquisition Corp.
Michael E. Weksel
Tel: 212-650-0232
Email: mweksel@alyst.net

Company Advisor:
Chardan Capital Markets, LLC
George Kaufman
Tel: 646-465-9015
Email: gkaufman@chardancapitalmarkets.com

SOURCE Alyst Acquisition Corp.